Exhibit 32.2

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

In connection with the Quarterly Report on Form 10-Q of Exa Corporation (the “Company”) for the period ended July 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Edmund L. Furlong, Chief Financial Officer and Chief Operating Officer of the Company, certifies that:

•	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 13, 2012

/s/ Edmond L. Furlong
Edmond L. Furlong
Chief Financial Officer & Chief Operating Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2012, pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.